UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 17, 2013

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 17, 2013, SkyWest, Inc. (“SkyWest”) entered into a Purchase Agreement (the “Agreement”) with Embraer S.A. (“Embraer”), pursuant to which SkyWest agreed to purchase from Embraer 100 E175-E2 aircraft (the “Aircraft”) on the terms and subject to the conditions set forth in the Agreement.  The Agreement also includes a purchase right pursuant to which SkyWest may elect to purchase up to an additional 100 Aircraft.

The purchase and sale of the Aircraft contemplated by the Agreement are subject to certain conditions precedent, including the performance by each of SkyWest and Embraer of its respective obligations as outlined in the Agreement.  The Agreement contains provisions related to payment terms, delivery conditions, termination rights and performance guarantees that SkyWest believes are customary for similar agreements in the airline industry.   SkyWest currently anticipates that the delivery of the initial 100 Aircraft will start in 2020.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreement, a copy of which SkyWest currently intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Safe Harbor for Forward-Looking Statements

In addition to historical information, this Current Report contains forward-looking statements.  SkyWest may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this Current Report are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the consummation of the transactions contemplated by the Agreement, and the future operating and financial results of SkyWest, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Current Report.  These factors include, but are not limited to, the satisfaction of conditions set forth in the Agreement, the parties’ performance of their respective obligations under the Agreement, the manufacture, delivery, and operation of the Aircraft, market acceptance of the Aircraft, and other unanticipated factors.

Actual operational and financial results of SkyWest will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; negotiations between SkyWest and its major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the SEC, including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2012, entitled “Risk Factors.”  All subsequent forward-looking statements attributable to SkyWest or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: June 21, 2013	By	/s/ Eric J. Woodward

Eric J. Woodward, Chief Accounting Officer